UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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P.F. CHANG'S CHINA BISTRO, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Employee Supplemental FAQ

Restoration Plan Questions:

1.	Why does the Restoration Plan pay out balances either in installments or via lump sum distribution upon change in control? What occurs after the change in control?

The Restoration Plan is a nonqualified deferred compensation plan subject to the requirements of Section 409A of the Internal Revenue Code (“409A”).  The trade-off for you, as a participant, being able to defer taxes on a portion of your compensation to a future year is that 409A places many restrictions on the design of plans like the Restoration Plan. These restrictions include specifying certain limited events which may trigger payments under the plan, one of which is a change in control. In setting up the plan, the Company determined that plan participants will receive distributions upon a change in control. Participants under the plan were eligible to choose to receive such distributions in the form of a lump sum or, if they meet the age and service requirements described in FAQ 6, installment payments. 409A prevents the Company from eliminating the change in control payment trigger under the Restoration Plan.  One benefit to consider is that all matching contributions are accelerated upon change in control; therefore, all Company match amounts (both vested and unvested), will be included in your total payout.

Post-change in control compensation design has not yet been determined. We will notify you of any updates as details and decisions are finalized.

2.	What happens to our ongoing contributions until change in control?

During the interim period, your payroll deductions and the Company's matching contributions continue. Additionally, your plan balances will fluctuate since changes in investment market values are reflected through the effective date of the transaction.

In May 2012, we will be contacting those participants who are eligible to receive annual bonus payments in early 2013 for the normal open enrollment process for annual bonus payments. This enrollment process must continue as normal.

3.	Instead of receiving a lump sum distribution or installment payouts of my balance upon change in control, can I roll over into the 401(k) plan or some other plan that gives me the same benefit?

You are not able to roll over these distributions into the 401(k) plan. There is no method of tying a nonqualified plan like the Restoration Plan to a qualified plan like the 401(k) Plan.

In discussing the impact of the Restoration Plan distribution with your tax advisor, you can evaluate temporary strategies for retirement planning that may be available to you.

4.	How will my Restoration Plan distribution be taxed? Do I need to increase my withholdings?

Your Restoration Plan distribution(s) will be taxed at the supplemental rate of 25% for federal income tax withholding purposes. Your elected state rate applies. Should you choose to increase or decrease withholdings based on the impact of the supplemental rate, you may do so by adjusting elections in People Express at ess.pfcb.com. Additionally, if you would like to make estimated tax payments, you may find the required forms and instructions at www.irs.gov/estimatedpayments. Please consult with your tax advisor to determine if this is necessary.

5.	Can I change my election from lump sum distribution to installment payments?

The Restoration Plan is a nonqualified deferred compensation plan subject to the requirements of Section 409A of the Internal Revenue Code (“409A”).  409A places many restrictions on the design of plans like the Restoration Plan, including strict limits on a participant's ability to change his or her form of payment election.  For example, in order to change from a lump sum payment form to an installment payment form, 409A requires that the change be elected at least 12 months prior to the date of distribution.  Because the change in control distributions under the Restoration Plan will be made shortly after the change in control, it is too late for a participant to make a distribution election change that is at least 12 months prior to the date of distribution.  For this reason, all participants in the Restoration Plan are limited to their existing distribution elections for distributions that are made upon change in control.

6.	I had elected installment payments of my distribution in the event of a change in control; why am I now receiving a lump sum?

An additional restriction placed on the Restoration Plan is that installment payments can only be made to individuals who meet certain qualification requirements. In this situation, in order to qualify for the installments payout option, participants have to satisfy the plan requirement that age plus years of service at the time of the change in control must be greater than or equal to 60 years, otherwise participants will receive payout in the form of a lump sum.

Disclosures:

Forward Looking Statements

This document may contain “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding information regarding the intent, belief or current expectation of the Company and members of its senior management team. Forward-looking statements include, without limitation, statements regarding business combinations and similar transactions, prospective performance and opportunities and the outlook for the Company's businesses, performance and opportunities and regulatory approvals, the anticipated timing of filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward looking statements include: uncertainties as to the completion of the tender offer and the completion and timing of the merger; uncertainties as to how many of the Company stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the Company's control; transaction costs; actual or contingent liabilities. In addition, the Company's actual performance and financial results may differ materially from those currently anticipated due to a number of risk and uncertainties, including, but not limited to, failure of the Company's existing or new restaurants to achieve expected results; damage to the Company's brands or reputation; inability to successfully expand the Company's operations; changes in general economic conditions and dependence on sales concentrated in certain geographic areas; intense competition in the restaurant industry; changes in government legislation that may increase labor costs; litigation; adverse public or medical opinions about the health effects of consuming the Company's products; failure to comply with governmental regulations; changes in food costs; the inability to retain key personnel; federal and state tax rules could negatively impact results of operations and financial position; fluctuating insurance requirements and costs; seasonality of the Company's business; adverse impact if information technology and computer systems do not perform properly. More detailed information about the Company and the risk factors that may affect the realization of any forward-looking statements is set forth in the Company's filings with the SEC, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, as well as the tender offer documents filed by Wok Acquisition Corp. (“Purchaser”) and certain of its affiliates and the solicitation/recommendation statement filed by the Company. All of the materials related to the offer (and all other offer documents filed with the SEC) are available at no charge from the SEC through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed by the Company with the SEC by contacting the Company Investor Relations at 7676 E. Pinnacle Peak Road, Scottsdale, AZ 85255, telephone number (480) 888-3000 or investorrelations@pfcb.com. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

Notice to Investors

This document is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company common stock has been made pursuant to a tender offer statement on Schedule TO, containing an Offer to Purchase and related tender offer documents, filed by Purchaser and certain of its affiliates with the SEC on May 15, 2012. The Company filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer with the SEC on May 15, 2012. These documents contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. The tender offer materials will be sent free of charge to all stockholders of the Company. In addition, all of these materials (and all other materials filed by the Company with the SEC) may be obtained at no charge by directing a request by mail to Georgeson Inc., at 199 Water Street, 26th Floor, New York, NY 10038-3560, or by calling toll-free at (866) 300-8594.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction, the Company has filed a proxy statement with the SEC. Additionally, the Company has and will file other relevant materials with the SEC in connection with the proposed acquisition of the Company pursuant to the terms of an Agreement and Plan of Merger, dated as of May 1, 2012, by and among the Company, Wok Parent LLC (“Parent”), a Delaware limited liability company, and Purchaser, a Delaware corporation and an indirect wholly-owned subsidiary of Parent. The materials filed by the Company with the SEC may be obtained free of charge at the SEC's web site at www.sec.gov. After the Company's filing thereof, investors and stockholders will also be able to obtain free copies of the proxy statement from the Company by contacting the Company Investor Relations at 7676 E. Pinnacle Peak Road, Scottsdale, AZ 85255, telephone number (480) 888-3000 or investorrelations@pfcb.com. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN

THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER.

The Company and its respective directors, executive officers and other members of their management and employees, under the SEC rules, may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company's executive officers and directors in the solicitation by reading the Company's proxy statement for its 2012 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended January 1, 2012, and the proxy statement and other relevant materials which have been filed with the SEC in connection with the transaction. Information concerning the interests of the Company's potential participants, which may, in some cases, be different than those of the Company's stockholders generally, are set forth in the proxy statement relating to the transaction.

No Tax Advice
Please note that the summary contained in this FAQ is general in nature, and it may not apply to your particular situation. The Company cannot assure you of any particular tax result. You should consult with your own tax advisor as to the tax consequences of your particular transactions in connection with the tender offer and merger.

Contact Information

Investors:
Allison Schulder
(480) 888-3000
allison.schulder@pfcb.com

Media:
Matt Sherman / Averell Withers / Joe Berg
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449